EXHIBIT 99.1

DTS Reports First Quarter Fiscal 2016 Financial Results

CALABASAS, Calif., May 09, 2016 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the first quarter ended March 31, 2016.

“We are pleased with our first quarter performance, driven by further penetration in mobile and automotive, as well as slightly higher than expected royalty recoveries,” said Jon Kirchner, chairman and CEO, DTS, Inc. “These results set us up nicely to meet our expectations for 2016. Importantly, with the acquisition and integration of HD Radio complete, and our first full quarter together under our belts, we are already seeing the benefits with non-GAAP operating income growth of 58% year-over-year, a 37% increase in operating cash flow, and improving profit margins. Over the longer run, we believe we are strategically positioned to grow our footholds in the home, mobile device and automotive markets by building content support and selling the broadest suite of innovative end-to-end audio solutions. Our vision is to deliver the highest quality audio experience anywhere, anytime, on any device.”

Financial Comparisons
	Q1 2016		Q1 2015
Revenue	$45.2	million	$33.9	million
Year-over-Year Growth Rate	33%
GAAP Net Income	$0.54	million	$1.1	million
GAAP Earnings Per Share*	$0.03		$0.06
Non-GAAP Operating Margin	25%		21%
Non-GAAP Net Income	$7.2	million	$5.0	million
Non-GAAP Earnings Per Share**	$0.41		$0.27

*Earnings Per Diluted Share Net of Tax

Supplemental Information
	Q1 2016	Amount Per Diluted Share**
Stock-Based Compensation	$3.8 million	$0.15
Amortization of Intangibles	$5.5 million	$0.22

**Amount Per Diluted Share Net of Tax @ 30%

DTS closed the quarter with cash and investments totaling $57.4 million.

The GAAP and non-GAAP reconciling items for the quarters ended March 31, 2016 and 2015 can be found in the “Non-GAAP Financial Metrics” schedule attached to this press release and on the Investor Relations section of the Company’s website at www.dts.com.

Business Outlook

For fiscal year 2016, the Company continues to expect revenue in the range of $180 to $190 million. The Company expects growth in 2016 to primarily come from the mobile and automotive markets.

The Company expects non-GAAP operating margins in the low-to-mid 30s and non-GAAP diluted EPS in the range of $2.10 to $2.25. On a GAAP basis, the Company expects operating margins in the range of 10% to 15% and diluted EPS in the range of $0.70 to $0.85.

This outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges and the related estimated income tax effects for stock-based compensation, the amortization of intangible assets, and acquisition, integration, and realignment costs. Over the past several years, the Company's GAAP tax rate has varied substantially. As a result of the completion of an international restructuring in 2014, management believes the most appropriate measure for its estimated annual effective tax rate is approximately 30%. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for May 9, 2016

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the first quarter ended March 31, 2016 results. To access the conference call, dial 1-888-364-3109 or 1-719-325-2494 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, May 9, 2016 through 4:30 p.m. Pacific Time, May 16, 2016, by registering at https://jsp.premiereglobal.com/webrsvp and entering 4117504.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq:DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinemas, automotive and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners’ devices. For more information, please visit www.dts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2016; any statements regarding anticipated growth in the automotive, home and mobile markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, our ability to further penetrate the automotive, home and mobile markets, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,161	$52,208
Short-term investments	20,280	9,657
Accounts receivable, net	12,266	12,454
Prepaid expenses and other current assets	5,827	5,855
Income taxes receivable	4,669	4,130
Total current assets	80,203	84,304
Property and equipment, net	28,352	29,022
Intangible assets, net	152,971	157,936
Goodwill	108,854	108,726
Deferred income taxes	22,919	24,018
Other long-term assets	3,937	3,934
Total assets	$397,236	$407,940

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,835	$5,979
Accrued expenses	19,751	22,960
Deferred revenue	2,890	5,711
Income taxes payable	204	123
Current portion of long-term debt, net	21,486	21,486
Total current liabilities	49,166	56,259
Long-term debt, net	131,295	136,666
Other long-term liabilities	9,957	9,983

Stockholders' equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	259,905	258,660
Treasury stock, at cost	(111,331)	(111,331)
Accumulated other comprehensive income	782	778
Retained earnings	57,459	56,922
Total stockholders' equity	206,818	205,032
Total liabilities and stockholders' equity	$397,236	$407,940

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2016	2015
	(Unaudited)

Revenue	$45,195	$33,937
Cost of revenue	6,091	2,784
Gross profit	39,104	31,153
Operating expenses:
Selling, general and administrative	24,509	19,783
Research and development	12,687	9,628
Total operating expenses	37,196	29,411
Operating income	1,908	1,742
Interest and other expense, net	(1,159)	(161)
Income before income taxes	749	1,581
Provision for income taxes	212	527
Net income	$537	$1,054

Net income per common share:
Basic	$0.03	$0.06
Diluted	$0.03	$0.06

Weighted average shares outstanding:
Basic	17,410	17,461
Diluted	17,770	18,235

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income	$537	$1,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,679	3,581
Stock-based compensation charges	3,786	2,898
Deferred income taxes	(1,389)	(891)
Excess tax benefits from stock-based awards	(47)	(891)
Amortization of debt issuance costs	153	-
Other	(134)	91
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	397	4,699
Prepaid expenses and other assets	18	1,916
Accounts payable, accrued expenses and other liabilities	(2,969)	(6,258)
Deferred revenue	(2,821)	(2,864)
Income taxes receivable/payable	1,413	782
Net cash provided by operating activities	5,623	4,117
Cash flows from investing activities:
Purchases of available-for-sale investments	(13,635)	(30,345)
Maturities of available-for-sale investments	3,000	-
Purchases of property and equipment	(733)	(1,033)
Purchases of intangible assets	(965)	(1,087)
Other investing activities	-	(300)
Net cash used in investing activities	(12,333)	(32,765)
Cash flows from financing activities:
Repayment of long-term borrowings	(5,469)	-
Payment of contingent consideration	(480)	-
Holdback and other payments related to acquisitions	(370)	-
Proceeds from the issuance of common stock under stock-based compensation plans	82	4,239
Cash paid for shares withheld for taxes	(2,147)	(1,442)
Excess tax benefits from stock-based awards	47	891
Net cash provided by (used in) financing activities	(8,337)	3,688
Net change in cash and cash equivalents	(15,047)	(24,960)
Cash and cash equivalents, beginning of period	52,208	99,435
Cash and cash equivalents, end of period	$37,161	$74,475

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended
	March 31,
	2016	2015
Cost of revenue:
GAAP cost of revenue	$6,091	$2,784
Amortization of intangible assets	4,936	2,368
Non-GAAP cost of revenue	$1,155	$416

Selling, general and administrative:
GAAP selling, general and administrative	$24,509	$19,783
Amortization of intangible assets	543	265
Stock-based compensation	2,801	2,137
Acquisition, integration and realignment costs*	280	-
Non-GAAP selling, general and administrative	$20,885	$17,381

Research and development:
GAAP research and development	$12,687	$9,628
Stock-based compensation	985	761
Acquisition, integration and realignment costs*	16	-
Non-GAAP research and development	$11,686	$8,867

Operating income:
GAAP operating income	$1,908	$1,742
Amortization of intangible assets	5,479	2,633
Stock-based compensation	3,786	2,898
Acquisition, integration and realignment costs*	296	-
Non-GAAP operating income	$11,469	$7,273
Non-GAAP operating income as a % of revenue	25%	21%

Net income:
GAAP net income	$537	$1,054
Amortization of intangible assets	5,479	2,633
Stock-based compensation	3,786	2,898
Acquisition, integration and realignment costs*	296	-
Adjustment for income taxes	(2,881)	(1,607)
Non-GAAP net income	$7,217	$4,978

Non-GAAP diluted income per common share	$0.41	$0.27

Weighted average diluted shares outstanding	17,770	18,235

* On October 1, 2015, DTS completed its acquisition of iBiquity Digital Corporation

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2016 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2016
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	10%	15%
Amortization of intangible assets	13%	13%
Stock-based compensation	7%	7%
Non-GAAP operating income as a % of revenue	30%	35%

Net income per diluted share:

GAAP net income per diluted share	$0.70	$0.85
Amortization of intangible assets	1.25	1.33
Stock-based compensation	0.73	0.78
Adjustment for income taxes	(0.58)	(0.71)
Non-GAAP net income per diluted share	$2.10	$2.25

Weighted average shares used to compute non-GAAP net income per diluted share (millions)	18.0	18.0

Investor Contact

DTS, Inc.
Geri Weinfeld
Director, Investor Relations
geri.weinfeld@dts.com
(818) 436-1231